                                                                    EXHIBIT 10.2


                          NEUROCRINE BIOSCIENCES, INC.

                            2003 INCENTIVE STOCK PLAN

         AS AMENDED MAY 25, 2005, NOVEMBER 7, 2005 AND JANUARY 12, 2006

1. PURPOSE OF THE PLAN. The purposes of this Incentive Stock Plan are to attract and retain the best available personnel, to provide additional incentive to the employees of Neurocrine Biosciences, Inc. (the "Company") and to promote the success of the Company's business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Board also has the discretion to grant Restricted Stock awards, Restricted Stock Unit awards and Stock Bonus awards.

2. DEFINITIONS.

            (a) "Award" shall mean any right granted under the Plan, including an Option, a Restricted Stock award, Restricted Stock Unit award, and a Stock Bonus award.

            (b) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.

            (e) "Common Stock" shall mean the common stock of the Company, par value $.001 per share.

            (f) "Company" shall mean Neurocrine Biosciences, Inc.

            (g) "Consultant" shall mean any natural person who is engaged by the Company or any Parent or Subsidiary to render bona fide consulting services and is compensated for such consulting services, and any Director whether compensated for such services or not.

            (h) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (i) "Director" means a member of the Board of Directors of the Company.

            (j) "Employee" shall mean any persons, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (k) "Holder" shall mean a person who has been granted or awarded an Award pursuant to the Plan.

            (l) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (m) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

            (n) "Option" shall mean a stock option granted pursuant to the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

            (o) "Option Agreement" shall mean any written or electronic agreement, contract, or other instrument or document evidencing an Option.

            (p) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (q) "Optionee" shall mean an Employee or Consultant who receives an Option.

            (r) "Outside Director" means a Director who is not an Employee.

            (s) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (t) "Performance Criteria" shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations,
(j) appreciation in the fair market value of Common Stock, and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Board.

            (u) "Plan" shall mean this 2003 Incentive Stock Plan, as amended.

            (v) "Restricted Stock" shall mean a right to purchase Common Stock pursuant to Section 11 of the Plan.

            (w) "Restricted Stock Unit" shall mean a right to receive a specified number of shares of Common Stock during specified time periods pursuant to Section 12 of the Plan.

            (x) "Section 162(m) Participant" shall mean any key Employee designated by the Board as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

            (y) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

            (z) "Stock Bonus" shall mean the right to receive a bonus of Common Stock for past services pursuant to Section 13 of the Plan.

            (aa) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN.

      (a) Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of shares under the Plan is three million three hundred thousand (3,300,000) shares of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock. If an Award should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant or sale under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

      (b) The following limitations shall apply to grants of Awards to
Employees:

                  (i) No Employee shall be granted, in any fiscal year of the
            Company, Awards pursuant to which more than an aggregate of two hundred and fifty thousand (250,000) Shares are issuable to such Employee.

                  (ii) In connection with his or her initial employment, an
            Employee may be granted Awards to purchase and/or receive up to an additional two hundred and fifty thousand (250,000) Shares which shall not count against the limit set forth in subsection (i) above.

                  (iii) The foregoing limitations shall be adjusted
            proportionately in connection with any change in the Company's capitalization as described in Section 15.

                  (iv) If an Option is canceled in the same fiscal year of the
            Company in which it was granted (other than in connection with a transaction described in Section 15), the canceled Option shall be counted against the limit set forth in subsection (i) above.

4. ADMINISTRATION OF THE PLAN.

      (a) Procedure.

                  (i) Multiple Administrative Bodies. The Plan may be
            administered by different Committees with respect to different groups of Employees and Consultants.

                  (ii) Section 162(m). To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

                  (iii) Rule 16b-3. To the extent desirable to qualify
            transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                  (iv) Other Administration. Other than as provided above, the
            Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy applicable laws.

      (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock awards, Restricted Stock Unit awards, or Stock Bonus awards; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of each Award to be granted, if any, which exercise price shall be determined in accordance with Section 7 of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Awards shall be granted and, subject to the limitations of Section 3(b) above, the number of shares to be represented by each Award; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Award granted (which need not be identical) and, with the consent of the holder thereof, modify or amend any provisions (including provisions relating to exercise price) of any Award; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 6 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a fair market value equal to the statutory minimum amount required to be withheld (the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined; and, all elections by an Award holder to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable); and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Holders of any Awards granted under the Plan.

      (d) Provisions Applicable to Section 162(m) Participants.

                  (i) The Board, in its discretion, may determine whether an
            Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

                  (ii) Notwithstanding anything in the Plan to the contrary, the
            Board may grant any Award to a Section 162(m) Participant, including a Restricted Stock award, Restricted Stock Unit award, or Stock Bonus award the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria.

                  (iii) To the extent necessary to comply with the
            performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Restricted Stock award, Restricted Stock Unit award, or Stock Bonus award granted under the Plan to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Board shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Restricted Stock awards, Restricted Stock Unit awards, and Stock Bonus awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Restricted Stock awards, Restricted Stock Unit awards, and Stock Bonus awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Board shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Board shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Board may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

                  (iv) Furthermore, notwithstanding any other provision of the
            Plan, any Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code

            (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in
            Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

5. ELIGIBILITY.

      (a) Awards may be granted to Employees and Consultants; provided, that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Award may, if such Employee or Consultant is otherwise eligible, be granted additional Awards. Each Outside Director shall be eligible to be automatically granted Options at the times and in the manner set forth in Section 10.

      (b) Each Option shall be designated in the written Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonstatutory Stock Options.

      (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

      (d) The Plan shall not confer upon any Holder any right with respect to continuation of employment by or the rendition of consulting services to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or services at any time, with or without cause.

6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of holders of a majority of the outstanding shares of the Company entitled to vote on the adoption of the Plan. It shall continue in effect until terminated under Section 17 of the Plan. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the first to occur of (a) the expiration of ten (10) years from the date the Plan is adopted by the Board or (b) the expiration of ten (10) years from the date the Plan is approved by the Company's stockholders under
Section 21.

7. EXERCISE PRICE AND CONSIDERATION.

      (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the fair market value per Share on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the fair market value per Share on the date of grant pursuant to a merger or other corporate transaction.

      (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, Restricted Stock award, Restricted Stock Unit award or Stock Bonus award, as reported in the Wall Street Journal.

      (c) The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Board (and in the case of an Incentive Stock Option, shall be determined at the time of grant) and to the extent permitted under applicable laws may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired directly or indirectly, from the Company, and
(ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

8. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

9. EXERCISE OF OPTION.

      (a) Procedure for Exercise; Rights as a Stockholder.

                  (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                  (ii) An Option may not be exercised for a fraction of a Share.

                  (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Upon an Optionee's request, the Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. To the extent an Option designated as an Incentive Stock Option at grant that is treated as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.

                  (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within such period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option not exceeding three (3) months and in the case of Nonstatutory Stock Option not exceeding six (6) months after the date of termination (provided, that such period shall be three (3) months in the case of an Option granted to an Outside Director pursuant to Section 10), with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option, exercise the Option to the extent that such Employee or Consultant was entitled to exercise it at the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that such Employee or Consultant was not entitled to exercise the Option at the date of such termination, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.

      (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of such Employee's or Consultant's total and permanent disability (as defined in Section 22(e)(3) of the Code), such Employee or Consultant may, but only within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent the right to exercise would have accrued had the Optionee continued Continuous Status as an Employee or Consultant for a period of six (6) months following termination of Continuous Status as an Employee or Consultant by reason of disability. To the extent that such Employee or Consultant was not entitled to exercise an Option in this period, or if such Employee or Consultant does not exercise such Option (which such Employee or Consultant was entitled to exercise) within the time specified herein, the Option shall terminate.

      (d) Retirement of Employee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Employee's Continuous Status as an Employee as a result of such Employee's retirement from the Company at age fifty-five (55) or greater after having Continuous Status as an Employee for (5) years or more, all Awards held by such Employee shall vest and such Employee may, but only within three (3) years from the date of such termination (but in no event later than the date of expiration of the term of such Award), exercise the Award to the extent such Employee was entitled to exercise it at the date of such termination.

      (e) Death of Optionee. In the event of the death of an Optionee:

                  (i) during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or at such later time as may be determined by the Board but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months (or such other period of time as is determined by the Board) after the date of death; or

                  (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months (twelve (12) months in the case of an Option granted to an Outside Director pursuant to Section 10) (or such other period of time as is determined by the Board at the time of grant of the Option) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise that had accrued at the date of termination.

10. AUTOMATIC GRANTING OF OPTIONS TO OUTSIDE DIRECTORS.

      (a) First Option Grants. Unless otherwise determined by the Board, each new Outside Director shall be automatically granted an Option to purchase twenty thousand (20,000) Shares (a

"First Option") on the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

      (b) Subsequent Option Grants. Unless otherwise determined by the Board, each Outside Director and the Chairman of the Board of Directors of the Company shall be automatically granted an annual Option (a "Subsequent Option") to purchase, in the case of an Outside Director, twelve thousand (12,000) Shares, and in the case of the Chairman of the Board of Directors of the Company, fifteen thousand (15,000) Shares, each on the date of each annual meeting of the stockholders of the Company, if on such date, he or she shall have served on the Board for at least six (6) months.

      (c) Terms of Options Granted to Outside Directors. Options granted to Outside Directors pursuant to this Section 10 shall have a per Share exercise price of no less than one hundred percent (100%) of the fair market value per Share on the date of grant. Subject to Section 9, the term of each Option granted to an Outside Director pursuant to this Section 10 shall be ten (10) years from the date of grant thereof. First Options and Subsequent Options shall become exercisable in cumulative monthly installments of 1/12 of the Shares subject to such Option on each of the monthly anniversaries of the date of grant of the Option, commencing with the first such monthly anniversary, such that each such Option shall be one hundred percent (100%) vested on the first anniversary of its date of grant.

11. RESTRICTED STOCK AWARDS.

      (a) Rights to Purchase. After the Board determines that it will offer an Employee or Consultant a Restricted Stock award, it shall deliver to the offeree a stock purchase agreement setting forth the terms, conditions and restrictions relating to the offer. Such agreement shall further specify the number of Shares which such person shall be entitled to purchase, and the time within which such person must accept such offer, which shall in no event exceed six (6) months from the date upon which the Board made the determination to grant the Restricted Stock award. The offer shall be accepted by execution of a stock purchase agreement in the form determined by the Board.

      (b) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Restricted Stock award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Restricted Stock award is granted to the Holder in lieu of cash compensation otherwise payable to the Holder. In all cases, legal consideration shall be required for each issuance of a Restricted Stock award.

      (c) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Holder make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Holder purchasing such Shares.

      (d) Repurchase Option. Unless the Board determines otherwise, the stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder's employment with the Company for any reason (including death or disability). Subject to applicable laws, if the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Holder to the Company. Subject to Section 4(d) with respect to Restricted Stock awards granted to
Section 162(m) Participants, the repurchase option shall lapse at such rate as the Board may determine.

      (e) Other Provisions. The stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

12. RESTRICTED STOCK UNIT AWARDS.

      (a) Grant of Restricted Stock Units. Any Employee or Consultant selected by the Board may be granted an Award of Restricted Stock Units in the manner determined from time to time by the Board.

      (b) Vesting of Restricted Stock Units. The vesting of Restricted Stock Units shall be determined by the Board and may be linked to specific performance criteria determined to be appropriate by the Board, in each case on a specified date or dates or over any period or periods determined by the Board. Common Stock underlying a Restricted Stock Unit award will not be issued until the Restricted Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Board.

      (c) No Rights as a Stockholder. Unless otherwise provided by the Board, a Holder awarded Restricted Stock Units shall have no rights as a Company stockholder with respect to such Restricted Stock Units until such time as the Restricted Stock Units have vested and the Common Stock underlying the Restricted Stock Units has been issued.

      (d) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Restricted Stock Unit award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Restricted Stock Unit award is granted to the Holder in lieu of cash compensation otherwise payable to the Holder. In all cases, legal consideration shall be required for each issuance of a Restricted Stock Unit award.

      (e) Other Provisions. The restricted stock unit award agreements shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

13. STOCK BONUS AWARDS.

      (a) Terms of Award. After the Board determines that it will offer an Employee or Consultant a Stock Bonus award, it shall deliver to the offeree a stock bonus agreement setting forth the terms, conditions and restrictions relating to the offer and the number of shares to be awarded.

The offer shall be accepted by execution of a stock bonus agreement in the form determined by the Board.

      (b) Purchase Price. The Board shall establish the purchase price, if any, and form of payment for each Stock Bonus award; provided, however, that such purchase price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant; provided, further, however, that the purchase price per Share may be reduced on a dollar-for-dollar basis to the extent the Stock Bonus award is granted to the Holder in lieu of cash compensation otherwise payable to the Holder.

      (c) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Holder make adequate provision for any Federal and State withholding obligations of the Company as a condition to the Holder purchasing such Shares.

      (d) Repurchase Option. Unless the Board determines otherwise, the stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Holder's employment with the Company for any reason (including death or disability). Subject to applicable laws, if the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Holder to the Company. Subject to
Section 4(d) with respect to Stock Bonus awards granted to Section 162(m) Participants, the repurchase option shall lapse at such rate as the Board may determine.

      (e) Other Provisions. The stock bonus agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

14. NON-TRANSFERABILITY OF AWARDS. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder. If the Board makes an Award transferable, such Award shall contain such additional terms and conditions as the Board deems appropriate.

15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

      (a) Changes in Capitalization. Subject to any action by the Company required by applicable law or regulations or the requirements of the NASDAQ Stock Market or an established stock exchange on which the Company's securities are traded, and subject to Section 15(d), the number and kind of shares of Common Stock (or other securities or property) covered by each outstanding Award, and the number and kind of shares of Common Stock (or other securities or property) which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock (or other securities or property) covered by each such outstanding Award, shall be adjusted proportionately to the extent the Board determines that any increase, decrease or adjustment in the number or kind of issued shares of Common Stock (or other securities or property), dividend, distribution, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, reorganization, merger, consolidation, split-up, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, exchange of Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board's sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Holder at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award shall terminate immediately prior to the consummation of such proposed action.

      (c) Merger or Asset Sale. In the event of a merger, sale of all or substantially all of the assets of the Company, tender offer or other transaction or series of related transactions resulting in a change of ownership of more than fifty percent (50%) of the voting securities of the Company ("Change in Control") approved by the majority of the members of the Board on the Board prior to the commencement of such Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; provided, however, in the event that within one year of the date of the completion of the Change in Control, the successor corporation or a Parent or Subsidiary of the successor corporation terminates the employment of an Optionee without Cause (as defined below), such Optionee shall fully vest in and have the right to exercise the options assumed or substituted for the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Board shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen
(15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change in Control, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. For purposes of this paragraph, termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by employee which was performed in bad faith and to the material detriment of the successor corporation or its Parent or Subsidiary; (b) employee willfully and habitually neglects the duties of employment; or (c) employee is convicted of a felony crime involving moral turpitude; provided, that in the event that any of the foregoing events is capable of being cured, the successor corporation or its Parent or Subsidiary shall provide written notice to the employee describing the nature of such event and the employee shall thereafter have five (5) business days to cure such event.

      In the event of a Change in Control which is not approved by the majority of the members of the Board on the Board prior to the commencement of a Change in Control, each Optionee shall fully vest in and have the right to exercise all outstanding Options as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable.

      (d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under
Section 162(m)(4)(C), no adjustment or action described in this Section 15 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto.

16. DATE OF GRANTING AWARDS. The date of grant of an Award shall, for all purposes, be the date on which the Board makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

17. AMENDMENT AND TERMINATION OF THE PLAN.

      (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Holder under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable laws or regulation, the requirements of the NASDAQ Stock Market or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Holder, as applicable, and the Board, which agreement must be in writing and signed by the Holder, as applicable, and the Company.

18. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities

Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the NASDAQ Stock Market or any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

19. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. AWARD AGREEMENTS. Options shall be evidenced by written Option Agreements in such form as the Board shall approve. Restricted Stock awards, Restricted Stock Unit awards, or Stock Bonus awards shall be evidenced by written restricted stock award agreements, a restricted stock unit award agreements, or stock bonus agreements, respectively, in such form as the Board shall approve.

21. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable laws and the rules of the NASDAQ Stock Market or any stock exchange upon which the Common Stock is listed.

22. SECTION 409A OF THE CODE. In the event any provision of the Plan, or the application thereof, is or becomes inconsistent with Section 409A of the Code and any regulations promulgated thereunder, such provision shall be void or unenforceable or in the sole discretion of the Board shall be deemed amended to comply with Section 409A and any regulations promulgated thereunder. The other provisions of the Plan shall remain in full force and effect.